As filed with the Securities and Exchange Commission on January 14, 1997

                                      Registration No.  333-______

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549
               ----------------------------------

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
     -------------------------------------------------------

                       CFM TECHNOLOGIES, INC.
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)

         Pennsylvania                              23-2298698
------------------------------                -------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification No.)

     1336 Enterprise Drive, West Chester, Pennsylvania 19380
     -------------------------------------------------------
      (Address of Principal Executive Offices)  (Zip Code)

     CFM Technologies, Inc. 1992 Employee Stock Option Plan
           CFM Technologies, Inc. 1995 Incentive Plan
CFM Technologies, Inc. Non-Employee Directors' Stock Option Plan
     CFM Technologies, Inc. Employee Stock Purchase Plan
     ----------------------------------------------------
                   (Full title of the plans)

                Lorin J. Randall, Vice President
                     CFM Technologies, Inc.
                     1336 Enterprise Drive
                     West Chester, PA 19380
                         (610) 696-8300
             ----------------------------------------
             (Name, address, and telephone number,
           including area code, of agent for service)

                            copy to:

                          Justin P. Klein, Esq.
                    Ballard Spahr Andrews & Ingersoll
                       1735 Market St., 51st Floor
                          Philadelphia, PA 19103

                    Calculation of Registration Fee

--------------------------------------------------------------------------
                                Proposed        Proposed      Amount of
Title of       Amount to be     maximum         maximum      registration
securities      registered   offering price    aggregate         fee
to be               (1)       per share (2)  offering price
registered                                             (2)
---------------------------------------------------------------------------
Common Stock,   1,858,331      $19.76        $36,720,621      $11,128
no par          shares
value
---------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of Common Stock of CFM Technologies, Inc. is increased by split-up, reclassification, stock dividend or the like.

(2) Calculated in accordance with Rule 457(c) with respect to 985,063 shares based upon the average of the high and low prices reports for the Common Stock on The Nasdaq Stock Market as of January 9, 1997. With respect to the remaining 873,268 shares, calculated in accordance with Rule 457(h) based upon the weighted average exercise price of $13.16 per share.



                             PART I


INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information required to be included in Part I of this Registration Statement will be provided to all persons who are selected to participate in the CFM Technologies, Inc. 1992 Employee Stock Option Plan, the CFM Technologies, Inc. 1995 Incentive Plan, the CFM Technologies, Inc. Non-Employee Directors' Stock Option Plan and the CFM Technologies, Inc. Employee Stock Purchase Plan.



                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

      CFM Technologies, Inc. (the "Company") (File No. 33-80359) hereby incorporates by reference into this Registration Statement the following documents:


          (a)   The Company's Prospectus filed pursuant to Rule
          424(b) of the Securities Act on June 18, 1996.

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission by the Company on June 10, 1996, as amended by Amendment No. 1 on Form 8-A/A to the Company's Registration Statement on Form 8-A, filed with the Commission by the Company on June 14, 1996.


      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.


Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Articles of Incorporation, as amended, and Amended and Restated By-Laws include provisions (i) to reduce the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by Pennsylvania law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

                              Not applicable.


Item 8.   EXHIBITS

   4 Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit #4 to the Company's Registration Statement on Form S-1 (Registration No. 33-80359), declared effective on June 18, 1996).

   5      Opinion of Ballard Spahr Andrews & Ingersoll.

  23.1    Consent of Arthur Andersen LLP.

  23.2    Consent of Ballard Spahr Andrews & Ingersoll
          (included in Exhibit 5).

  24      Power of Attorney (included on signature page).

  99.1    CFM Technologies, Inc. 1992 Employee Stock Option Plan
          (incorporated by reference to Exhibit #10.5 to the Company's Registration Statement on Form S-1 (Registration No. 33-80359), declared effective on June 18, 1996).

  99.2    CFM Technologies, Inc. 1995 Incentive Plan
          (incorporated by reference to Exhibit #10.6 to the Company's Registration Statement on Form S-1
          (Registration No. 33-80359), declared effective on June
          18, 1996).

  99.3    CFM  Technologies, Inc. Non-Employee Directors'
          Stock Option Plan (incorporated by reference to Exhibit #10.7 to the Company's Registration Statement on Form S-1 (Registration No. 33-80359), declared effective on June 18, 1996).

  99.4    CFM Technologies, Inc. Employee Stock Purchase
          Plan (incorporated by reference to Exhibit #10.8 to the Company's Registration Statement on Form S-1
          (Registration No. 33-80359), declared effective on June
          18, 1996).

Item 9.   UNDERTAKINGS

               The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                               (i) To include any prospectus
          required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                               (ii) To reflect in the prospectus
          any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                               (iii) To include any material
          information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in such information in this Registration Statement;

                           Provided, however, that paragraphs
          (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.


                           SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Chester, Commonwealth of Pennsylvania, on the date below:

Dated:    January 14, 1997

                              CFM Technologies, Inc.


                              By: /s/ Roger A. Carolin
                              Roger A. Carolin, President,
                              Chief Executive Officer and
                              Director



                       POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher F. McConnell, Roger A. Carolin and Lorin J. Randall and each or any one of them, his or their true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                              Date

/s/  Roger A. Carolin         President, Chief               January 14, 1997
  Roger A. Carolin            Executive Officer
                              and Director (Principal
                              Executive Officer)



Signature                        Title                            Date
----------                    -----------------              ----------------

/s/  Lorin J. Randall         Vice President-                January 14, 1997
Lorin J. Randall              Finance, Chief
                              Financial Officer,
                              Secretary and
                              Treasurer (Principal
                              Financial Officer and
                              Principal Accounting
                              Officer)



/s/  Christopher F. McConnell Chairman of the Board          January 14, 1997
Christopher F. McConnell      of Directors



                               Director                      January 14, 1997
James J. Kim



/s/ Brad Mattson               Director                      January 14, 1997
Brad Mattson



/s/ Burton E. MCGillivray      Director                      January 14, 1997
Burton E. McGillivray



/s/ Milton S. Stearns, Jr.     Director                      January 14, 1997
Milton S. Stearns, Jr.



                        EXHIBIT INDEX


EXHIBIT   DESCRIPTION
NO.

   4      Specimen copy of Common Stock Certificate
          (incorporated by reference to Exhibit #4 to the Company's Registration Statement on Form S-1
          (Registration No. 33-80359), declared effective on June 18, 1996).

   5      Opinion of Ballard Spahr Andrews & Ingersoll.

  23.1    Consent of Arthur Andersen LLP.

  23.2    Consent of Ballard Spahr Andrews & Ingersoll
          (included in Exhibit 5).

  24      Power of Attorney (included on signature page).

  99.1    CFM Technologies, Inc. 1992 Employee Stock Option
          Plan (incorporated by reference to Exhibit #10.5 to the Company's Registration Statement on Form S-1 (Registration
          No. 33-80359), declared effective on June 18, 1996).

  99.2 CFM Technologies, Inc. 1995 Incentive Plan (incorporated by reference to Exhibit #10.6 to the Company's
          Registration Statement on Form S-1 (Registration  No. 33-
          80359), declared effective on June 18, 1996).

  99.3    CFM Technologies, Inc. Non-Employee Directors' Stock
          Option Plan (incorporated by reference to Exhibit #10.7 to the Company's Registration Statement on Form S-1 (Registration
          No. 33-80359), declared effective on June 18, 1996).

  99.4    CFM Technologies, Inc. Employee Stock Purchase Plan
          (incorporated by reference to Exhibit #10.8 to the Company's
          Registration Statement on Form S-1 (Registration No. 33-
          80359), declared effective on June 18, 1996).
